Exhibit 8.1

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com
FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
November 5, 2012	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Realty Income Corporation

600 La Terraza Blvd.

Escondido, California 92025

Re:	Realty Income Corporation

Ladies and Gentlemen:

We have acted as tax counsel to Realty Income Corporation, a Maryland corporation (the “Company”), in connection with the proposed merger (the “Merger”) of American Realty Capital Trust, Inc., a Maryland corporation (“ARCT”), with and into Tau Acquisition LLC, a Delaware limited liability company (“Merger Sub”), a wholly owned subsidiary of Realty Income, with Merger Sub surviving. The Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of September 6, 2012 (the “Merger Agreement”). This opinion is being delivered in connection with the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement on Form S-4, Registration No. 333-184201, initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 1, 2012, as amended through the date hereof (together with the documents incorporated by reference therein, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

You have requested our opinion concerning certain of the federal income tax considerations relating to the Company. This opinion is based on certain assumptions and factual representations, including the facts set forth in the Registration Statement and the Joint Proxy Statement/Prospectus concerning the business, assets and governing documents of the Company and its subsidiaries. In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement and the Joint Proxy Statement/Prospectus, (iii) the respective tax representation letters of the Company and its subsidiaries and of ARCT delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

November 5, 2012

In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer’s Certificates. In addition, in rendering this opinion we have assumed, with your consent, (i) the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification; (ii) the Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the Joint Proxy Statement/Prospectus, and the Merger will be effective under the laws of the State of Maryland; (iii) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement and the Joint Proxy Statement/Prospectus. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations, and subject to the qualifications and limitations stated in the Registration Statement, the Joint Proxy Statement/Prospectus and the Officer’s Certificates, we hereby confirm (i) our opinion in the Registration Statement set forth under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”; (ii) the statements in the Registration Statement under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” insofar as such statements purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects; and (iii) that commencing with the Company’s taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times.

November 5, 2012

This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. As described in the Registration Statement and Joint Proxy Statement/Prospectus, the Company’s qualification and taxation as a real estate investment trust depend upon the Company’s ability to meet the various requirements imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. No assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements. This opinion is rendered as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof.

This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement and the Joint Proxy Statement/Prospectus upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm, or corporation, for any purpose, without our prior written consent, which may be granted or withheld in our discretion, except that this opinion may be relied on by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm name in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP